Exhibit 3.32

BYLAWS

Adopted Effective

as of December 16, 1996

ROYAL GROUP SALES (USA) LIMITED

A NEVADA CORPORATION

TABLE OF CONTENTS

ARTICLE I		OFFICES	1
	1.1	Registered Office	1
	1.2	Other Offices	1

ARTICLE II		SHAREHOLDERS	1
	2.1	Place of Meeting	1
	2.2	Annual Meetings	1
	2.3	Notice of Annual Meeting	1
	2.4	List of Stockholders	2
	2.5	Special Meetings	2
	2.6	Notice of Special Meetings	2
	2.7	Business Transacted, Special Meetings	3
	2.8	Quorum	3
	2.9	Majority Vote	3
	2.10	Method of Vote	4
	2.11	Election of Directors	4
	2.12	Ballots	4
	2.13	Action Without Meeting	4
	2.14	Chairman and Secretary of Meetings	5
	2.15	Telephone Conference	5

ARTICLE III		DIRECTORS	6
	3.1	Management	6
	3.2	Number, Qualification, Election and Term	6
	3.3	Vacancies	6
	3.4	Resignation	7
	3.5	Removal	7
	3.6	Meetings	7
	3.7	First Meetings	8
	3.8	Regular Meetings	8
	3.9	Special Meetings	8
	3.10	Quorum	9
	3.11	Vote for Approval	9

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ARTICLE IX		GENERAL PROVISIONS	22
	9.1	Dividends	22
	9.2	Reserve Fund	22
	9.3	Annual Statement	22
	9.4	Checks	23
	9.5	Fiscal Year	23
	9.6	Seal	23
	9.7	Books and Records	23
	9.8	Amendment	23

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BYLAWS

ARTICLE I

OFFICES

1.1          Registered Office.  The registered office of the company in the State of Nevada shall be located at 400 West King St., Suite 302, Carson City, Nevada 89703.

1.2          Other Offices.  The company may also have and maintain a principal place of business in Nevada and have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the company may require.

ARTICLE II

STOCKHOLDERS

2.1          Place of Meeting.  All meetings of the stockholders for the election of directors shall be held either within or without the State of Nevada, at such place as may be fixed from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2          Annual Meetings.  The annual meeting of stockholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

2.3          Notice of Annual Meeting.  Written notice of the annual meeting stating the place, day and hour of the meeting shall be delivered to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting.

2.4          List of Stockholders.  The officer who has charge of the stock transfer books of the company shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address and number of shares held by each stockholder. Such list shall be kept on file at the registered office or the principal place of business of the company and shall be open to inspection by any stockholder at any time during usual business hours, for a period of at least ten (10) days prior to such meeting. Such list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.5          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman (if any) or president and shall be called by the chairman (if any), president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning ten percent (10%) of the shares entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

2.6          Notice of Special Meetings. Written notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10)

nor more than sixty (60) days before the date of the meeting, either personally or by mail by or at the direction of the president, the secretary or other officer calling the meeting.

2.7          Business Transacted, Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such special meeting.

2.8          Quorum. The holders of more than fifty percent (50%) of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or the certificate of incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a quorum is assembled for such an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as provided in Sections 2.3 or 2.7 of this Article II to each stockholder of record entitled to vote at the meeting.

2.9          Majority Vote. If a quorum is present at any stockholders’ meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the certificate of incorporation.

2.10        Method of Vote. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

2.11        Election of Directors. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. A stockholder may not cumulate his votes in any election of directors.

2.12        Ballots. Election of directors shall be by written ballot, but, unless otherwise provided by law, the certificate of incorporation or the board of directors, no vote on any other question before the stockholders’ meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot, or the holders of a majority of the shares present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted in the name of the stockholder or proxy voting. All votes by ballot at any meeting of stockholders shall be conducted by two (2) judges (who need not be stockholders) who shall, except as otherwise provided by law or the certificate of incorporation, be appointed for such purpose by the chairman of the meeting. The judges shall decide on the qualification of votes, count the votes and declare the results.

2.13        Action Without Meeting. Unless otherwise restricted by law or the certificate of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

2.14        Chairman and Secretary of Meetings. Meetings of the stockholders shall be presided over by the president, or, in his absence, by any vice president, or in the absence of any such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or represented by proxy. The secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as may otherwise be determined by the vote of the holders of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

2.15        Telephone Conference. Subject to the provisions of Section 141 of the General Corporation Law of Nevada, stockholders may participate in and hold a stockholders’ meeting by means of a telephone conference where all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

ARTICLE III

DIRECTORS

3.1          Management. The business of the company shall be managed by a board of directors which may exercise all such powers of the company and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

3.2          Number, Qualification, Election and Term. The number of directors which shall constitute the whole board shall be one (1). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except for a decrease in the number of directors, the number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of this Article III, and each director elected shall hold office until his successor is elected and qualified, unless he shall sooner resign or be removed in accordance with these bylaws or the General Corporation Law of Nevada. Directors need not be residents of Nevada or stockholders of the company.

3.3          Vacancies. Vacancies or newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum (including by a sole remaining director). Any director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless he shall sooner resign or be removed in accordance with these bylaws or the General Corporation Law of Nevada. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for any such director, summarily order a stockholders’ election to be held to fill any such vacancy or newly created directorship, or to replace any such director already chosen by the directors then in office to fill such vacancy or newly created directorship.

3.4                               Resignation. A director may resign at any time by giving written notice of resignation to the board of directors, the president, vice president or secretary of the company. Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date. Acceptance of any such resignation shall not be necessary to make it effective.

3.5                               Removal.  Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

3.6                               Meetings.  Meetings of the board of directors of the company, both regular and special, may be held either within or without the State of Nevada. The chairman of the board shall preside at all meetings of the board of directors at which he is present. If the chairman of the board shall be absent from any such meeting, the president, or, in his absence, a vice president shall preside. If no such officer is present at such meeting, one of the directors present shall be chosen by the directors present to preside at such meeting. The secretary of the company shall act as the secretary at all meetings of the board of directors and shall keep regular minutes of such meetings, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

3.7                               First Meetings.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the stockholders at the annual meeting. It shall not be necessary to give the newly elected directors notice of such first meeting to constitute legally such meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting, it shall be held without notice immediately following the annual meeting of stockholders, and at the same place thereof unless, by the unanimous consent of the directors then elected and serving, such time or place shall be changed.

3.8                               Regular Meetings.  Regular meetings of the board of directors may be held upon such notice and at such time and place as shall from time to time be determined by the board of directors.

3.9                               Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board or the president on two (2) days notice to each director, either personally, by mail or by telegram or telecopy. Special meetings shall be called by the chairman of the board, the president or the secretary in like manner and upon like notice upon the written request of two (2) directors. Except as may otherwise be provided by law or the certificate of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.10                        Quorum.  At all meetings of the board of directors, a majority of the full board shall constitute a quorum for the transaction of business except as otherwise provided by law or the certificate of incorporation. If, however, a quorum shall not be present or represented at any meeting of the board of directors, the directors thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given as provided in Sections 3.8 or 3.9 of this Article III to each director.

3.11                        Vote for Approval.  If a quorum is present at any directors’ meeting, the vote of not less than five of the directors shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the certificate of incorporation.

3.12                        Method of Vote.  Each director shall be entitled to one vote on each matter submitted to a vote at a meeting of the board of directors.

3.13                        Action Without Meeting.  Unless otherwise restricted by law or the certificate of incorporation, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the board of directors or committee thereof, as the case may be, and the consent or consents are filed with the minutes of meetings of the board of directors or committee thereof, as the case may be.

3.14                        Committees.  The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees, including an executive committee, which shall in each case consist of one or more directors and which shall have such powers as the board may determine and specify in the resolution designating such committee. A majority of all the members of any such committee may fix the time and place of its meetings and determine any action to be taken by it, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to change the number and members of any such committee and to fill vacancies subject to the aforesaid and to discharge any such committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.15                        Telephone Conference.  Subject to the provisions of Section 141 of the General Corporation Law of Nevada, directors may participate in and hold a directors’ or committee meeting by means of a telephone conference where all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

3.16                        Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each directors’ meeting and may also be paid a fixed sum for attendance at each directors’ meeting or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

4.1                               Method.  Any notice to directors or stockholders shall be in writing and shall be delivered personally, by mail or by telegram to the directors or stockholders at their respective addresses appearing on the books of the company. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

4.2                               Waiver.  Whenever any notice is required to be given by law, the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting of the board of directors or any committee thereof, and attendance of a stockholder at any meeting of the stockholders shall constitute a waiver of notice of such meeting, except where a director or stockholder attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

5.1                               Number and Qualification.  The officers of the company shall be elected by the board of directors and shall consist of a president, a secretary, and a treasurer. The board of directors may also elect a chairman of the board and one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation provides otherwise.

5.2                               Election and Term.  The board of directors at its first meeting after each annual meeting of stockholders shall elect a president, one or more vice presidents, a secretary and a treasurer.

5.3                               Appointment.  The board of directors may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws. Officers, assistant officers or agents of the company need not be a resident of Nevada or stockholders of the company.

5.4                                 Salaries.  The salaries of all officers and agents of the company shall be fixed by the board of directors.

5.5                               Vacancy and Removal.  The officers of the company shall hold office until their successors are elected or appointed and qualified or until their death, resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the company by death, resignation, removal or otherwise shall be filled by the board of directors.

5.6                               Resignation.  An officer may resign at any time by giving written notice of resignation to the board of directors, the president, vice president or secretary. Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date. Acceptance of any such resignation shall not be necessary to make it effective.

5.7                               Chairman of the Board.  The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

5.8                               President.  Unless the board of directors determines otherwise, the president shall be the chief executive officer of the company, shall have general and active management of the business of the company and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the stockholders. In the event the chief executive officer is other than the president, the president shall be the chief operating officer of the company.

5.9                               Vice President.  The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties, have the authority, exercise the powers and be subject to the restrictions of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.10                        Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the board of directors and of the stockholders in a minute book to be kept for that purpose and shall perform like duties for any committees thereof when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the company’s seal, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the company, if any, and to attest the affixing by his signature.

5.11                        Assistant Secretaries.  The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties, exercise the powers and be subject to the restrictions of the secretary. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.12                        Treasurer.  The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the company, and shall deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors. The treasurer shall disburse funds of the company as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the company. If required by the board of directors, the treasurer shall give the company a bond of such type, character and amount as the board of directors may require.

5.13                        Assistant Treasurers.  The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the chief financial officer and treasurer, perform the duties, exercise the powers and be subject to the restrictions of the treasurer. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

ARTICLE VI

CERTIFICATES AND STOCKHOLDERS

6.1                               Issuance and Payment of Shares.  The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the company or to a company of which all the outstanding shares of each class are owned by the company, the shares shall be deemed to have been issued and the subscriber or stockholders entitled to receive such issue shall be a stockholder with respect to such shares, and the shares shall be considered fully paid and non-assessable.

6.2                               Certificates Representing Shares.  The shares of the company shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the company, and may be sealed with the seal of the company or a facsimile thereof.

6.3                               Signatures.  The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the company itself or an employee of the company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the company with the same effect as if he were such officer at the date of its issue.

6.4                               Transfer Agents and Registrars.  The board of directors may appoint one or more transfer agents and/or one or more registrars, and may require all certificates of stock to bear the signatures of any such transfer agent or registrar.

6.5                               Transfer of Shares.  Upon surrender to the company by any transfer agent or any registrar of the company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto. The old certificate shall be cancelled and the transaction recorded upon the books of the company.

6.6                               Lost Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the company alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems necessary and may require such indemnities or bond as it deems adequate to protect the company from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

6.7                               Registered Stockholders.  The company shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of shares to receive dividends, to vote as such owner and to hold liable for calls and assessments, and it shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law.

6.8                               Denial of Preemptive Rights. No holder of securities of the company shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the company now or hereafter authorized to be issued, or securities held in the treasury of the company, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

6.9                               Restrictions on Transfer. Provided the requirements of the General Corporation Law of Nevada are met, the company may enter into stock purchase agreements or other agreements containing restrictions on the transfer of shares with any stockholder or stockholders as from time to time may seem appropriate.

ARTICLE VII

INDEMNIFICATION

7.1                               The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2                               The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Nevada Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3                               To the extent that a director, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

Sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

7.4                               Any indemnification under Sections 7.1 and 7.2 (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.1 and 7.2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the company shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 7.1 and 7.2 by petitioning a court of appropriate jurisdiction.

7.5                               Expenses incurred in defending or settling a civil or criminal action, suit or proceeding by a director, officer, employee or agent who may be entitled to indemnification pursuant to Sections 7.1 and 7.2 of this Section VII shall be paid by the company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this Section VII.

7.6                               The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Section VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7                               The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Section VII.

7.8                               For purposes of this Section VII, references to “the company” shall include, in addition to the company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VII with respect to the company as he would have with respect to such constituent corporation if its separate existence had continued.

7.9                               For purposes of this Section VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the company” shall include any service as a director, officer, employee or agent of the company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the company” as referred to in this Section VII.

7.10                        The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

INTEREST OF DIRECTORS, OFFICERS AND STOCKHOLDERS

The company may enter into contracts or transact business with one or more of its directors, officers, stockholders or employees, or with any entity in which any of its directors, officers, stockholders or employees are directors, officers, stockholders or employees, or are otherwise interested. No such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship, office, ownership, employment or interest, notwithstanding that the vote of any such director or directors shall have been necessary to authorize, approve, ratify or otherwise obligate the company upon such contract or transaction;

provided, however, that any such directorship office, ownership, employment or interest shall be fully disclosed or otherwise known to the board of directors at any meeting of the board of directors which acts upon or in reference to such contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

9.1                               Dividends. Subject to any provisions of law or the certificate of incorporation, dividends may be declared by the board of directors, in its absolute discretion, at any regular or special meeting, and dividends may be paid in cash, in property or in the company’s own shares.

9.2                               Reserve Fund. Before payment of any dividend, there may be from time to time set aside out of any funds of the company available for dividends such sum or sums as the board of directors, in its absolute discretion, deems proper as a reserve fund for meeting contingencies, equalizing dividends, repairing or maintaining any property of the company or any other purpose as the board of directors deems conducive to the interest of the company. The board of directors may modify or abolish any such reserve in the manner in which it was created.

9.3                               Annual Statement. The board of directors shall present at each annual meeting of the stockholders, and at any special meeting of the stockholders when called for by majority vote of the stockholders, a full and clear statement of the business and condition of the company.

9.4                               Checks. All checks or demands for money and notes of the company shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.5                               Fiscal Year. The fiscal year of the company shall be fixed by resolution of the board of directors.

9.6                               Seal. The company shall have a corporate seal, to be in such form as prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced, provided that use of the seal on documents executed on behalf of the company shall not be required.

9.7                               Books and Records. The company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.8                               Amendment. Unless reserved to the stockholders by the certificate of incorporation, these bylaws may be altered, amended, or repealed or new bylaws adopted by a majority of the full board of directors at any regular or special meeting.

CERTIFICATE OF SECRETARY

I, Vic De Zen, as Secretary of ROYAL GROUP SALES (USA) LIMITED, a Nevada corporation, hereby certify that the foregoing bylaws were duly approved and adopted as of the date set forth below.

Dated: as of December 16, 1996

/s/ Vic De Zen
Vic De Zen, Secretary